UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) March 29, 2002


                       Commission File Number 0-30653
                                              -------


                        BOOK CORPORATION OF AMERICA
          -------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


          Utah                                         87-0375228
-------------------------------      --------------------------------------
(State or other jurisdiction of     (I.R.S. Employer Identification Number)
 incorporation or organization)


                   1725 East Warm Springs Road, Suite 10
                   --------------------------------------
                          Las Vegas, Nevada 89119
                          -----------------------
                  (Address of principal executive offices)


                               (702) 731-4111
                              ---------------
              (Registrant's Executive Office Telephone Number)




ITEM 1.  CHANGES IN CONTROL

     On or about March 29, 2002, REIT Consultants, LLC, a Nevada limited liability company acquired 2,000,000 shares of restricted Common Stock of Book Corporation of America (the "Company") held by William Messerli and Philip Yordan in a private transaction. At the time of this transaction, Mr. Messerli and Mr. Yordan were officers and directors of Book. The shares were acquired for $.15 per share. REIT Consultants, LLC, paid for the shares with funds from member contributions. REIT Consultants, LLC, is now the controlling shareholder of the Company owning approximately 85% of the issued and outstanding shares of the Company. In addition, Ronald Robinson, the manager of REIT Consultants, LLC, was appointed to fill a vacancy on the board of directors created by the prior resignation of Daniel Yordan.

ITEM 6. RESIGNATION OF DIRECTORS

     The Company has accepted the resignations of William Messerli and Philip Yordan from the Company's board of directors and any other positions
held within the Company.   Neither resignation letter reported any
disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     The board of directors appointed Ronald Robinson to serve as the interim president and secretary of the Company until his successors can be duly appointed.

     The vacancies on the board of directors created by the resignation of William Messerli and Philip Yordan will be filled in accordance with the Company's bylaws and the laws of the state of Utah at a future date.

ITEM 7.  FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits - None.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Book Corporation of America


Date: April 5, 2002                  By: /s/ Ronald Robinson
                                     -----------------------------------
                                     President


Date: April 5, 2002                  By:  /s/ Ronald Robinson
                                     -----------------------------------
                                     Secretary